                                                             Exhibit 99.1

SIGNATURES

After reasonable inquiry and to the best of our knowledge and belief, the undersigned certify that the information set forth in this Form 3 is true, complete and correct.

WARBURG PINCUS (CAYMAN)GLOBAL GROWTH GP LLC

By: Warburg Pincus Partners II (Cayman), L.P., its managing member
By: Warburg Pincus (Bermuda) Private Equity GP Ltd., its general partner

By: /s/ Harsha Marti  June 9, 2023
Name: Harsha Marti
Title: Authorised Signatory

WARBURG PINCUS PARTNERS II (CAYMAN), L.P.

By: Warburg Pincus (Bermuda) Private Equity GP Ltd., its general partner

By: /s/ Harsha Marti  June 9, 2023
Name: Harsha Marti
Title: Authorised Signatory

WARBURG PINCUS (BERMUDA) PRIVATE EQUITY GP LTD.

By: /s/ Harsha Marti  June 9, 2023
Name: Harsha Marti
Title: Authorised Signatory

WARBURG PINCUS LLC

By: /s/ Harsha Marti  June 9, 2023
Name: Harsha Marti
Title: General Counsel and Managing Director